2019 Subsidiaries of FleetCor Technologies, Inc.

	Subsidiary	Jurisdiction of Organization
1	FleetCor Technologies, Inc.	Georgia, United States
2	FleetCor Technologies Operating Company, LLC	Georgia, United States
3	FleetCor Funding, LLC (SPV)	Delaware, United States
4	Mannatec	Georgia, United States
5	FleetCor Jersey Holding Limited	New Jersey, United States
6	CFN Holding Co.	Delaware, United States
7	CLC Group, Inc.	Delaware, United States
8	Corporate Lodging Consultants, Inc.	Kansas, United States
9	Crew Transportation Specialists, Inc.	Kansas, United States
10	FleetCor Commercial Card Management (Canada) Ltd.	British Columbia, Canada
11	FleetCor Technologies Operating Company - CFN Holding Co.	Luxembourg
12	FleetCor Luxembourg Holding 1	Luxembourg
13	FleetCor Luxembourg Holding 2	Luxembourg
14	FleetCor Technologieën B.V.	The Netherlands
15	FleetCor UK Acquisition Limited	United Kingdom
16	FleetCor Europe Limited	United Kingdom
17	CH Jones Limited	United Kingdom
18	FleetCor UK International Management Limited – f/k/a Intercity Fuels Limited	United Kingdom
19	The Fuelcard Company UK Limited	United Kingdom
20	FleetCor Fuel Cards LLC	Delaware, United States
21	FleetCor Fuel Cards (Europe) Ltd	United Kingdom
22	CCS Ceska spolecnost pro platebni karty sro	Czech Republic
23	CCS Slovenska společnost pro platebne karty sro	Slovakia
24	LLC “Petrol Plus Russia”	Russia
25	LLC “PPR” (FKA LLC Petrol Plus Region)	Russia
26	UAB “Transit Card International” (Lithuania)	Lithuania
27	Transit Card Int’l Polska Sp. z.o.o.	Poland
28	OU Transit Cargo International (Estonia)	Estonia
29	LLC "Eltop"	Russia
30	LLC "OILCARD"	Russia
31	FleetCor Technologies Mexico S. de R.L. de C.V.	Mexico
32	Efectivale, S. de R.L. de C.V.	Mexico
33	Efectivale Servicios, S. de R.L. de C.V.	Mexico
34	CTF Technologies (Canada), ULC	Canada
35	CTF Technologies Do Brasil, Ltda.	Brazil
36	LLC "TD NCT"	Russia
37	LLC "STC" Petrol Plus"	Russia
38	LLC "NCT Software"	Russia

	Subsidiary	Jurisdiction of Organization
39	LLC Petrol Plus Cards Ukraine	Ukraine
40	LLC Petrol Plus Cards Asia	Asia
41	Allstar Business Solutions Limited	United Kingdom
42	Business Fuel Cards Pty Limited	Australia
43	FleetCor Technologies New Zealand Limited	New Zealand
44	Cardlink Systems Limited	New Zealand
45	LLC “Avto Kart neft”	Russia
46	VB – SERVIÇIOS, COMÉRCIO E ADMINISTRAÇÃO LTDA	Brazil
47	GESTREK – SERVIÇO DE GESTÃO, CALL CENTER E LOGÍSTICA EMPRESARIAL LTDA	Brazil
48	Auto Expresso Technologia S.A.	Brazil
49	CGMP Centro de Gestao de Meios de Pagamentos Ltda.	Brazil
50	Epyx Limited	England and Wales
51	Epyx France SAS	France
52	Pacific Pride Services, LLC	Delaware, United States
53	FleetCor Deutschland GmbH	Germany
54	FCHC Holding Company, LLC	Delaware, United States
55	FleetCor Tankkarten GmbH	Austria
56	Comdata Inc.	Delaware, United States
57	Comdata TN, Inc.	Tennessee, United States
58	Comdata Network Inc. of California	California, United States
59	Stored Value Solutions International B.V.	The Netherlands
60	Stored Value Solutions GmbH	Germany
61	Stored Value Solutions France SAS	France
62	Stored Value Solutions Hong Kong Limited	China
63	Buyatab Online Inc	Canada
64	Buyatab Online UK Ltd	United Kingdom
65	Stored Value Solutions Canada Ltd.	Canada
66	Shanghai Stored Value Solutions Information Technology Co., Ltd.	China
67	Stored Value Solutions UK Limited	United Kingdom
68	Venturo Technologien Swiss GmbH	Switzerland
69	BDC Payments Holdings, Inc.	New York, United States
70	P97 Networks Inc.	Texas, United States
71	FleetCor Belgium Société Privée à Responsabilité Limitée	Belgium
72	FleetCor POLAND SPÓŁKA Z OGRANICZONA ODPOWIEDZIALNOSCIA	Poland
73	FleetCor Hungary Korlátolt Felelősségű Társaság	Hungary
74	Venturo Technologies S.à r.l.	Luxembourg
75	FleetCor Czech Republic sro	Czech Republic
76	FleetCor Slovakia s.r.o.	Slovakia

	Subsidiary	Jurisdiction of Organization
77	Creative Lodging Solutions, LLC	Kentucky, United States
78	Venturo Fleet Solutions Company Limited	Thailand
79	TravelCard, B.V. (FKA TravelCard Nederlands, B.V.)	The Netherlands
80	Cambridge Mercantile Corp. (USA)	United States
81	Cambridge Mercantile Corp. (Canada)	Canada
82	Cambridge Mercantile Corp. (U.K.) Ltd.	United Kingdom
83	Cambridge Mercantile (Australia) Pty Ltd.	Australia
84	Cambridge Mercantile Risk Management (U.K.) Ltd.	United Kingdom
85	Global Processing Companies Rus, Limited Liability Company (Russian Federation)	Russia
86	Qui Group SpA	Genova, Italy
87	Qui Financial Services SpA	Genova, Italy
88	Carrera Quattro Srl	Genova, Italy
89	Welfare Company Srl	Genova, Italy
90	K2Pay Srl	Genova, Italy
91	Campus Bio Medico SpA	Milano, Italy
92	Rupe SpA	Genova, Italy
93	HAT SpA	Milano, Italy
94	Polisporliva Parioli SpA	Roma, Italy
95	Rispamio Super Srl	Catania, Italy
96	Consel Consorzio Elis	Roma, Italy
97	Travelliance Brasil Servicos de Viagens Ltda.	Brazil
98	Comdata LA, LLC	Louisiana, United States
99	R2C Online Limited	United Kingdom
100	LJK Companies, LLC	Minnesota, United States
101	NHI-2, LLC	Illinois, United States
102	Roomstorm, LLC	Illinois, United States
103	Skylark Innovations LLC	Virginia, United States
104	Travelliance de RL de CV (Mexico)	Mexico
105	Nationwide Hospitality Pty Ltd (Australia)	Australia
106	Travelliance Global Ltd. (UK)	United Kingdom
107	LR2, LLC	Illinois, United States
108	Group Achamps Limited	Texas, United States
109	Nvoicepay, Inc.	Oregon, United States